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                                                                    EXHIBIT 23.1
                                                                    ------------

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

                  As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 5, 1997 (except with respect to the matters discussed in Note 10 as to which the date is February 21, 1997) in Dayton Superior Corporation's Form 10-K for the year ended December 31, 1996 and to all references to our Firm included in this registration statement.

                                              /s/ ARTHUR ANDERSEN LLP

Dayton, Ohio
May 29, 1997